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                                                                   Exhibit 10.16

                         STRATEGIC INVESTMENT TERM SHEET

         Asia Global Crossing Ltd. and [    ] wish to cooperate to promote their
mutual interests and build a lasting and mutually beneficial strategic
relationship. Consistent with these goals, [    ] has expressed interest in
purchasing shares of Class A common stock of Asia Global Crossing Ltd. Set forth below are certain terms and conditions relating to such potential purchase.


ISSUER:             Asia Global Crossing Ltd. ("AGC").

OFFERING:           AGC is in the process of registering its Class A common
                    shares, par value $.01 per share (the "SHARES"), with the U.S. Securities and Exchange Commission (the "Offering") in order to sell a certain number of Shares to the public.

INVESTOR:           [            ] or one of its wholly-owned subsidiaries (the
                    "INVESTOR").

EXPRESSION OF       The Investor hereby makes an expression of interest with
INTEREST:           respect to the possible purchase by them of that number of

                    Shares that can be purchased for $50,000,000 at the initial public offering price per Share (as determined by AGC and the underwriters and expected to be in a range from US$14 to US$16 per Share) in the Offering (the "TRANSACTION"). It is contemplated that the Transaction will close on the same date as the Offering.

USE OF              AGC intends to use the proceeds of the Transaction to build
PROCEEDS:           its network; to make investments in telecommunications and
                    Internet companies; to repay outstanding indebtedness under shareholder loans; to purchase from its parent Global
                    Crossing Ltd. shareholder loans and future commitments it made to Hutchison Global Crossing Limited and Global Access
                    Limited; and for general corporate purposes.

LOCK-UP: The Investor will be required to agree that it will not, at any time during the period of 12 months following the closing date of the Transaction, dispose of any of the Shares acquired without the prior written consent of AGC.

VOTING              The Investor will be required to agree to vote all of the
ARRANGEMENTS:       Shares acquired by it in the Transaction in favor of all
                    proposals put forth at shareholders' meetings which have been proposed by the board of directors of AGC and to vote against all other proposals.



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CONFIDENTIALITY:    The parties shall consult with each other prior to issuin
                    any public announcement or statement with respect to the matters described herein.

                    Except (i) for any announcement by the Investor which shall be required in order to comply with the rules of any government authority or agency or stock exchange applicable to the Investor (but only after prior consultation with AGC with respect to the form, timing and content of any such announcement) or (ii) as may be agreed by AGC, the Investor will not make any announcement or other public statement with respect to any agreements with AGC or the arrangements contemplated by it. In addition, the Investor acknowledges and agrees (x) that any agreements incorporating the terms outlined above and the relationship and arrangements between the parties contemplated hereby may be required to be described in public offering documentation and other marketing materials for the Offering and specifically, any such agreements may be material contracts required to be filed with regulatory authorities and/or made available for public inspection in connection with the Offering and (y) to permit AGC to identify the Investor as purchaser of Shares in offering documentation for the Offering and in any required subsequent filings with the United States Securities and Exchange Commission.

GOVERNING LAW:      Any agreements between AGC and the Investor incorporating
                    the terms outlined above will be governed by the laws of the State of New York.

LONG-FORM           Attached hereto as Annex I is the long-form strategic
AGREEMENT:          investment  agreement that the parties will enter into on
                    the date the underwriters price the Offering, if the parties decide to proceed with the Transaction as outlined above.



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[                   ]                  ASIA GLOBAL CROSSING LTD.


By:                                    By:
     -----------------------              -------------------------------
Name:                                  Name:
Title:                                 Title:
Date:                                  Date:

Address for Notices:                   Address for Notices:

                                       Asia Global Crossing Ltd.
                                       Wessex House
                                       45 Reid Street
                                       Hamilton HM12
                                       Bermuda
                                       Attention: Charles F. Carroll, Esq.
                                       Facsimile:  (441) 296-8600

                                       With a copy to:

                                       Simpson Thacher & Bartlett
                                       425 Lexington Avenue
                                       New York, NY 10017
                                       Attention: Alan M. Klein, Esq.
                                       Facsimile: (212) 455-2502